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                                                                    EXHIBIT 10.9

             DYNAMIC DETAILS, INC. SEVERANCE PLAN FOR KEY EMPLOYEES
                          AND SUMMARY PLAN DESCRIPTION
                           EFFECTIVE DECEMBER 19, 2002

1. Introduction. Dynamic Details, Inc. ("DDI") has established the Dynamic Details, Inc. Severance Plan For Key Employees (hereafter the "Plan") effective as of December 19, 2002. The purpose of the Plan is to establish a uniform basis for providing Severance Payments to Key Employees who are selected for participation and whose employment is terminated as set forth herein. To that end, this Plan terminates and supersedes both (i) all prior plans, policies and practices of the Company with respect to severance pay or separation pay for Key Employees, and (ii) all employment agreements, offer letters, written terms of employment or agreements of similar application ("Employment-related Agreements") between the Company (or its affiliates) and any Key Employee, to the extent any such agreement relates to severance pay or separation pay for any such Key Employee. This document constitutes both the written instrument under which the Plan is maintained and the summary plan description for the Plan.

2.    DEFINITIONS.

      2.1  "Cause" with respect to any Participant shall mean:

           a. willful refusal to perform, in any material respect, his or her duties or responsibilities for DDI;

           b. material breach of his or her duties or responsibilities to DDI;

           c. gross negligence or willful disregard in the performance of his or her duties or responsibilities;

           d. willful disregard, in any material respect, of any financial or other budgetary limitations established in good faith by the Board of Directors of DDI if continuing after written notice;

           e. engaging in conduct that causes material and demonstrable injury, monetarily or otherwise, to DDI, including, but not limited to, misappropriation or conversion of DDI's assets; or

           f. conviction of or entry of a plea of nolo contendere to a felony.

      2.2. "Change of Control" means (A) the acquisition of 50 percent or more of each class of the outstanding shares of the Company by a third party which is not a member of a Controlled Group (within the meaning of the Internal Revenue Code) including the Company, (B) a merger, consolidation or other reorganization of the Company (other than reincorporation), if after giving effect to such merger, consolidation, or other reorganization, the shareholders of

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the Company immediately prior to such merger, consolidation, or other reorganization do not represent a majority in interest of the holders of voting securities (on a fully diluted basis) with the ordinary power to elect directors of the surviving entity after such merger, consolidation or other reorganization, or (C) the sale of all or substantially all of the assets of the Company to a third party who is not a member of a Controlled Group (within the meaning of the Internal Revenue Code) including the Company.

      2.3. "Company" means Dynamic Details, Inc. ("DDI"), a Successor Employer or an employer following a Change of Control.

      2.4. "Disability" means a physical or mental condition that renders the Participant unable to perform the essential functions of his or her job with or without a reasonable accommodation for a period of 180 consecutive days or more.

      2.5. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      2.6. "Good Reason" shall mean the occurrence of one or more of the following with respect to such employee: (i) a material reduction in compensation or benefits (provided, however, that a reduction in salary that is both (x) made part of a company-wide salary reduction and (y) no greater than the percentage reduction made for the applicable salary level in the Company salary reduction of July 2001, shall be deemed to be immaterial); (ii) involuntary relocation of primary work location more than 50 miles from the current location; and/or (iii) any other event so defined in any applicable Employment-related Agreement.

      2.7. "Key Employee" are employees designated as such by the Company's Board of Directors, which has determined that Key Employees are divided into four (4) tiers, based on their positions within the DDI organization, as follows:

           Tier I:      President & Chief Executive Officer (1 person)
           Tier II:     Vice Presidents and other Key Officers (9 persons)
           Tier III:    Key Managers and Professionals (9 persons)
           Tier IV:     Key Managers and Professionals (79 persons)

      2.8. "Participant" means a Key Employee who is selected for participation by the Board of Directors within the exercise of its sole discretion, who is notified of such participation and who satisfies all of the other conditions of eligibility set forth herein. Those Key Employees selected for participation and notified of their participation as of the Effective Date are identified in Schedule 1 hereto as the same may be modified from time to time in accordance with the provisions hereof.

      2.9. "Plan" means the Dynamic Details, Inc. Severance Plan For Key Employees, as set forth in this instrument and as hereafter amended.

      2.10. "Plan Administrator" means the Company, a Successor Employer or an employer following a Change of Control.

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      2.11. "Plan Year" means the calendar year.

      2.12 "Severance Payment" means the compensation paid to a Participant pursuant to Section 3 following termination of his or her employment with the Company.

      2.13. "Successor Employer" means any employer that acquires, through a stock purchase or merger, or through an asset purchase, or otherwise, part or all of the Company or an employer following a Change of Control.

3.    General Eligibility.

      3.1. Eligibility To Participate. A Key Employee becomes a Participant under the Plan only if all of the following conditions are met: (1) he or she is a Key Employee; (2) he or she is selected for participation by the Company's Board of Directors; (3) his or her employment with the Company or a Successor Employer is involuntarily terminated by action of the Company or a Successor Employer, as the case may be, for reasons other than Cause or voluntarily terminates for Good Reason; (4) such termination described in the immediately preceding clause occurs during the Severance Term; (5) he or she signs a release as provided in section 4.2; and (6) Severance Payments to him or her are not excluded under Section 4.4.

      3.2 Exclusions. A Participant is not entitled to a Severance Payment in the event of:

           a.  termination of employment for Cause;

           b.  death;

           c.  Disability; or

           d. voluntary termination of employment by the Participant for any reason other than for "Good Reason."

4.    Amount and Form of Benefits.

      4.1. Severance Payment Amount. Any Key Employee who is selected for participation, otherwise meets all of the terms and conditions of this Plan and is involuntarily terminated without Cause or who voluntarily terminates employment with the Company or a Successor Company for Good Reason during the time period commencing on the Effective Date and ending on the second anniversary thereof (the "Severance Term") shall be eligible to receive a severance benefit under this Severance Pay Plan in accordance with the tiered structure depicted below. The aggregate amount of the severance benefit shall be calculated by taking the product of the Key Employee's annual "Base Salary" (which, for purposes of this plan shall mean (x) in the case of Participants in Tiers I and II, the then current annual base salary in effect as of the date of termination and (y) in the case of Participants in Tiers III and IV, the sum of the then current annual base salary in effect as of the date of termination plus sales commissions received by the Participant during calendar year 2002) multiplied by a fraction, the numerator of which shall be the applicable Severance Term set forth below, and the denominator of which shall be 12.

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                    -------------------------------

                    Tier            Severance  Term
                    -------------------------------
                    I                    24 months
                    -------------------------------
                    II                   12 months
                    -------------------------------
                    III                  9 months
                    -------------------------------
                    IV                   6 months
                    -------------------------------

      4.2. Release. No Severance Payment or other benefit shall be made or provided to a Participant unless he or she provides a signed release of employment-related and other claims in such form as DDI may require.

      4.3. Form and Time of Severance Payment. Severance payments shall be subject to payroll taxes and other withholdings under DDI's or a Successor Employer's standard payroll practices, as applicable, and shall be paid, in the Company's discretion, either (a) as salary continuation on regularly scheduled payroll dates for the duration of the applicable Severance Term, or (b) as a lump sum, in either case of (a) or (b) commencing within 30 days after the effective date of a release executed by the Participant in accordance with
Section 4.2.

      4.4. Limitation. In no event will a Severance Payment be made to a Participant (i) contingent (directly or indirectly) upon his or her retiring,
(ii) in an amount that is more than twice his or her annual Compensation during the year before his or her termination of employment, or (iii) over a period longer than 24 months after his or her termination of employment.

      4.5. Health Insurance Benefits. For those Participants who timely elect to receive COBRA coverage for health insurance under DDI's group health insurance plan, DDI agrees to reimburse COBRA premiums made by such Participant for the period of time commencing with the Key Employee's termination date and ending with the earlier of (i) the last day of the Severance Term and (ii) the date upon which the Key Employee becomes eligible to participate in the health insurance plan of a subsequent employer without limitation for pre-existing conditions.

      4.6. Plant Shut-Down or Mass Layoff. If a Participant is laid off or discharged because of a plant shut-down or mass layoff to which the Worker Adjustment and Retraining Notice Act of 1988 ("WARN") applies, Severance Payments shall not be available except as provided in this subsection. In accordance with WARN, an employee shall be given either 60 days' notice of termination of employment, 60 days' pay in lieu of notice, or a combination of notice and pay in lieu of notice the total of which equals not less than 60 days. The amount of Severance Payments to which the Key Employee is entitled under the Plan shall be determined by subtracting the number of days' pay in lieu of notice he or she receives pursuant to WARN from the amount of Severance Payments to which he or she would be otherwise entitled under this Section 4. If the pay in lieu of notice under WARN exceeds that Severance Payment amount the then employee will be entitled to no Severance Payments under this Plan.

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      4.7. Corporate Transactions and Change of Control. The obligations of the Plan shall be binding on a Successor Employer.

5. Administration. The Plan is administered by the Plan Administrator, which is the "named fiduciary" of the Plan for purposes of ERISA. The Plan Administrator has the discretion to interpret the terms of the Plan and to make all determinations about eligibility and payment of benefits. All decisions of the Plan Administrator, any action taken by the Plan Administrator with respect to the Plan and within the powers granted to the Plan Administrator under the Plan, and any interpretation by the Plan Administrator of any term or condition of the Plan, are conclusive and binding on all persons, and will be given the maximum possible deference allowed by law. The Plan Administrator may delegate and reallocate any authority and responsibility with respect to the Plan.

6. Amendment or Termination. The Company reserves the right, in its sole and unlimited discretion, to amend or terminate the Plan at any time by resolution of its Board of Directors, without notice to or consent of Participants in the Plan.

7.    Claim and Appeal Procedure

      Your benefit under the Severance Plan will be paid to you as a matter of course; accordingly, there is no need to file a claim for your benefit with the Plan Administrator other than completing any administrative forms which may be required by the Plan Administrator, as well as the Release required by Section
4.2. The amount of your benefit under the Severance Plan is reflected in the Release provided to you. If you dispute the amount of your benefit, you may file a claim with the Plan Administrator. If your claim for a benefit is denied in whole or in part, you will be given written notice of the decision within ninety
(90) days after the receipt of the claim. The Plan Administrator may take up to one hundred eighty (180) days after receipt of the claim to respond when special circumstances exist, in which case it will notify you within the ninety (90) day period of the special circumstances and the date by which the Administrator expects the claim to be determined on review. The notice of denial will include the specific reasons for the denial, the specific Severance Plan provisions upon which the denial is based, a description of any additional material or information necessary for you to prove the claim, an explanation of why such material or information is necessary and an explanation of the Severance Plan's claim review procedure.

      If you feel that you have been improperly denied a benefit under the Severance Plan after reviewing the explanation, you should request, in writing, within sixty (60) days after receipt of the denial notice, a second review of your claim. You will then be given the opportunity to review pertinent documents and submit questions and comments in writing. The request for review should be directed to the Plan Administrator and must explain the reasons for the request.

      A written decision on the request for review will be made within sixty
(60) days of the receipt of the request, or within one hundred twenty (120) days under special circumstances that require an extension of time for processing. If special circumstances prevent a decision from being made within sixty (60) days, you will be notified in writing of the extension and the date by which the Plan Administrator expects the claim to be determined on review prior to the commencement of the extension. The decision on the review will be sent to you in writing and

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will include the specific reasons for the decision and the Severance Plan provisions upon which the decision is based. It will also inform you of your right to reasonable access to any information relevant to your claim for benefits and of your right to bring an action under section 502(a) of ERISA. This is the final decision under the Severance Plan's administrative procedures.

8. Source of Payments. All Severance Payments will be paid in cash from the general funds of the Company; no separate fund will be established under the Plan; and the Plan will have no assets.

9. Inalienability. In no event may any Participant sell, transfer, anticipate, assign or otherwise dispose of any right or interest under the Plan. At no time will any such right or interest be subject to the claims of creditors, nor liable to attachment, execution or other legal process.

10. Applicable Law. The provisions of the Plan will be construed, administered and enforced in accordance with ERISA and, to the extent applicable, the laws of the State of California.

11. Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

12. Agreements. The Plan Administrator may, in its discretion, enter into written agreements with Key Employees in which the Plan Administrator may vary the terms of the Plan. The severance provisions of any such agreement are incorporated by reference herein with respect to the Key Employee to which it relates.

13. No Employment Rights. Neither the establishment nor the terms of the KERP shall be held or construed to confer upon any employee the right to a continuation of employment by DDI, nor constitute a contract of employment, express or implied. Subject to any applicable Employment-related Agreement, DDI reserves the right to dismiss or otherwise deal with any employee, including the Participants, to the same extent as though the KERP had not been adopted. Nothing in the KERP is intended to alter the "AT-WILL" status of Participants, it being understood that, except to the extent otherwise expressly set forth to the contrary in an Employment-related Agreement, the employment of any Participant can be terminated at any time by either DDI or the employee with or without notice, with or without cause.

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14.   Additional Information.

      Plan Sponsor:  Dynamic Details, Inc.

      Employer Identification Number:  33-0779123

      Plan Number:  545

      Plan Year:  Calendar year

      Plan Administrator:  Plan Sponsor

      Agent for Service of Legal Process:  Director of Human Resources

15.   Execution.

      IN WITNESS WHEREOF, the Chief Executive Officer of Dynamic Details, Inc., has executed the Plan on the date indicated below.

      DYNAMIC DETAILS, INC.

      By:    /s/ Bruce McMaster
            -----------------------------

      Its:   Chief Executive Officer
            -----------------------------

      Dated: December 19, 2002
            -----------------------------

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                             Your Rights Under ERISA

      As a Participant in an employee welfare plan, you are entitled to certain rights and protections under ERISA. Specifically, ERISA provides that all Severance Plan Participants are entitled to:

Receive Information About Your Plan and Benefits

      . Examine all Severance Plan documents at the Plan Administrator's office without charge.

      . Obtain copies of all Severance Plan documents and other Severance Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

Prudent Actions by Plan Fiduciaries

      In addition to creating rights for plan participants, ERISA also imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your plan, called "fiduciaries" of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

Enforce Your Rights

      If your claim for a benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For instance:

      . If you request a copy of plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

      . If your claim for benefits is denied or ignored, in whole or in part, you may file suit in a federal or state court.

      . If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court.

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      If you file suit, the court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay the costs and fees (for example, if it finds your claim was frivolous).

Assistance with Your Questions

      If you have any questions about the Severance Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

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                                   Schedule 1

                  DDI Key Employee Severance Plan Participants

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